Certain identified information has been excluded from this exhibit because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed.

AMENDMENT TO THE
ADVISORS SERIES TRUST
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT to the Fund Administration Servicing Agreement, dated as of June 8, 2006, as amended (the “Agreement”), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the “Trust”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into a Fund Administration Servicing Agreement; and

WHEREAS, the parties desire to amend the Agreement to add the Stewart Investors Worldwide Leaders Sustainability Fund to its series and to update the fee schedule in Exhibit KK; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the agreement as follows:

Exhibit KK of the Agreement is hereby superseded and replaced with Exhibit KK attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

ADVISORS SERIES TRUST	U.S. BANCORP FUND SERVICES, LLC

By: ______________________________	By: ______________________________
Printed Name: Jeffrey T. Rauman	Printed Name:
Title: President	Title: Senior Vice President
Date:____________________________	Date:____________________________

Exhibit KK to the Advisors Series Trust Fund Administration Servicing Agreement

Name of Series Date Added
First Sentier Global Listed Infrastructure Fund on or after September 22, 2020
First Sentier American Listed Infrastructure Fund on or after December 4, 2020
Stewart Investors Worldwide Leaders Sustainability Fund on or after May 28, 2021

Fund Administration, Fund Accounting & Portfolio Compliance Services Fee Schedule at May 2021
Domestic Equity and Balanced Funds
Annual Fee Based Upon Average Net Assets per Fund*
[ ] basis points on the first $[ ]
[ ] basis points on the next $[ ]
[ ] basis points on the balance
Minimum Annual Fee: $[ ] per fund

Additional fee of $[ ] for each additional class and/or for a Controlled Foreign Corporation (CFC)
Additional fee of $[ ] per manager/sub-advisor per fund
Tax Free Transfer In-Kind Cost Basis Tracking* – $[ ] per sub-account per year

Services Included in Annual Fee Per Fund
Advisor Information Source – On-line access to portfolio management and compliance information.
Daily Performance Reporting – Daily pre- and post-tax fund and/or sub-advisor performance reporting.
USBFS Legal Administration (e.g., registration statement update)
All schedules subject to change depending upon use of unique security types requiring special pricing or accounting arrangements.
Data Services
Pricing Services
a.$[ ] – Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps, Total Return Bullet Swaps
b.$[ ] – Domestic Corporates, Convertibles, Governments, Agencies, Mortgage Backed and Municipal Bonds
c.$[ ] – CMOs, Money Market Instruments, Foreign Corporates, Convertibles, Governments, Agencies, Asset Backed, High Yield Bonds
d.$[ ] – Interest Rate Swaps, Foreign Currency Swaps,
e.$[ ] – Bank Loans
f.$[ ] – Swaptions
g.$[ ] – Intraday money market funds pricing, up to [ ] times per day
h.$[ ] – Credit Default Swaps
i.$[ ] per Month Manual Security Pricing (>[ ] per day)
Fair Value Services (Charged at the complex level)
a.$[ ] per security on the First [ ] Securities
b.$[ ] per security on the Balance of Securities
Corporate Action and Factor Services (security paydown)
a.$[ ] per Foreign Equity Security per Month
b.$[ ] per Domestic Equity Security per Month
a.$[ ] per CMOs, Asset Backed, Mortgage Backed Security per Month
Third Party Administrative Data Charges (descriptive data for each security)
$[ ] per security per month for fund administrative data

SEC Modernization Requirements
a.Form N-PORT – $[ ] per year, per Fund
b.Form N-CEN – $[ ] per year, per Fund

NOTE: Prices above are based on using U.S. Bancorp primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs and CDOs, which may result in additional fees.

Miscellaneous Expenses
Including but not limited to, SWIFT processing, customized reporting, third-party data provider costs (including Bloomberg, S&P, Moody’s, Morningstar GICS, MSCI, Lipper, etc.), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses related to and including travel to and from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary) and CCO team travel related costs to perform due diligence reviews at advisor or sub-advisor facilities.

Additional Services
Available but not included above are the following services – additional legal administration (e.g., subsequent new fund launch), daily compliance testing, Section 18 compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, electronic Board book portal (BookMark), and additional services mutually agreed upon.
* Subject to annual CPI increase – All Urban Consumers – U.S. City Average.
Fees are calculated pro rata and billed monthly.

Exhibit KK (continued) to the Advisors Series Trust Fund Administration Servicing Agreement

Fund Administration & Compliance Portfolio Services Supplemental Services Fee Schedule
Daily Compliance Services

Base fee – $[ ] per fund per year
Setup – $[ ] per fund group

Section 18 Compliance Testing

$[ ] set up fee per fund complex
$[ ] per fund per month

Section 15(c) Reporting
▪ $[ ] per fund per standard reporting package*
▪ Additional 15c reporting is subject to additional charges
*Standard reporting packages for annual 15(c) meeting
- Expense reporting package: [ ] peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
- Performance reporting package: Peer Comparison Report
Equity & Fixed Income Attribution Reporting

Fees are dependent upon portfolio makeup, services required, and benchmark requirements.

BookMark Electronic Board Book Portal

USBFS will establish a central, secure portal for Board materials using a unique client board URL.
Your Fund Administrator will load/maintain all fund board book data for the main fund board meetings and meetings.
Features password-protected, encrypted servers with automatic failover.
Training and ongoing system support.
Accessible from your smart phone or iPad.
Allows multiple users to access materials concurrently.
Searchable archive.
Ability to make personal comments.

Annual Fee per Trust
[ ] – [ ] users – $[ ]
[ ] – [ ] users – $[ ]
[ ] – [ ] users – $[ ]
[ ] – [ ] users – $[ ]

Additional Legal Administration Services
Subsequent new fund launch – $[ ] per project
Subsequent new share class launch – $[ ] per project
Multi-managed funds – as negotiated based upon specific requirements
Proxy – as negotiated based upon specific requirements

Exhibit KK (continued) to the Advisors Series Trust Fund Administration Servicing Agreement

Fund Chief Compliance Officer (CCO) Services Annual Fee Schedule

Chief Compliance Officer Annual Fees

Transitional CCO fee schedule effective 1/1/2021 until 1/1/2022:
$[ ] for the first fund
$[ ] for each fund of the second through fifth funds
$[ ] for each additional fund after the fifth
$[ ] for first sub-advisor per fund family
$[ ] per additional sub-advisor per fund family
Per advisor relationship and subject to change upon Board review and approval

Annual CCO fee schedule effective at 1/1/2022:
$[ ] for the first fund (subject to Board approval)
$[ ] for each of the second through fifth funds (subject to change based on Board review and approval)
$[ ] for each additional fund after the fifth
$[ ] per sub-advisor per fund family
Per advisor relationship, and subject to change based upon board review and approval.

Advisor’s Signature is not needed, because the fees are not changing